Calculation of Filing Fee Tables
S-8
NAM TAI PROPERTY INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Shares of $0.01 par value per share	Other	12,000,000	$ 4.745	$ 56,940,000.00	0.0001381	$ 7,863.41
Total Offering Amounts:						$ 56,940,000.00		$ 7,863.41
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,863.41
Offering Note
[1]	1.The amount registered represents all of the shares reserved and authorized for issuance under the Second Amended and Restated Long-Term Incentive Plan of Nam Tai Property Inc., effective May 11, 2022, as amended and restated on February 27, 2023 and further amended and restated on October 23, 2024 (the "2022 LTIP"). The 2022 LTIP reserves a maximum of 10,000,000 shares for issuance (as amended in 2024), subject to customary adjustments. And pursuant to an evergreen provision, the share reserved and available for issuance under the 2022 LTIP shall automatically increase annually on January 1, beginning in 2025 but prior to the expiration of the 2022 LTIP, by 2% of the outstanding shares as of that date, or by 1,000,000 shares if the shares are not then traded on a stock exchange. To the extent that the actual number of shares that may be offered pursuant to the 2022 LTIP exceeds the number of shares registered on this registration statement, the Registrant will file a new registration statement to register the additional shares. 2.The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$ 4.745 per share, the average of the high and low prices of the Registrant's shares on the over-the-counter market as of May 6, 2026, which such date is within five business days of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources